As filed with the Securities and Exchange Commission on April 23, 1997

                                    Registration No. 333-___________

                  SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON D.C. 20549

                               FORM S-8
                        REGISTRATION STATEMENT
                                 Under
                      THE SECURITIES ACT OF 1933
                       SMT HEALTH SERVICES INC.
        (Exact name of registrant as specified in its charter)

          Delaware                              25-1672183
   (State or jurisdiction of                  (I.R.S. Employer
  incorporation or organization)            Identification No.)

                          10521 Perry Highway
                      Wexford, Pennsylvania 15090
               (Address of principal executive offices)


                          SMT HEALTH SERVICES INC.
                      1991 EMPLOYEE STOCK OPTION PLAN
                         (Full title of the plan)


                   David A. Zynn, Chief Financial Officer
                         SMT Health Services Inc.
                            10521 Perry Highway
                        Wexford, Pennsylvania 15090
                  (Name and address of agent for service)

                              412-933-3300
                  (Telephone number of agent for service)

                      Copies of communications to:
                          Ronald Basso, Esquire
                Buchanan Ingersoll Professional Corporation
                            One Oxford Centre
                      301 Grant Street, 20th Floor,
                   Pittsburgh, Pennsylvania 15219-1410
                              412-562-3943



                     CALCULATION OF REGISTRATION FEE


                                Proposed        Proposed
   Title Of                     Maximum         Maximum            Amount of
Securities To    Amount To   Offering Price  Aggregate Offering  Registration
Be Registered  Be Registered    Per Share        Price                Fee

Common Stock        160,500      $3.56 (1)      $571,380            $173 (1)
(par value $.01
 (per share)        176,550      $2.30 (1)      $406,065 (1)        $123 (1)

Total               337,050                     $977,445            $296


(1) In accordance with Rule 457(h), such price is the price at which the options with respect to such shares may be exercised.




 Incorporation of Prior Registration Statement by Reference

SMT Health Services Inc. (the "Corporation") hereby incorporates by reference into this Registration Statement the information contained in the Corporation's earlier Registration Statement, File No. 33-61602,relating to the Corporation's 1991 Employee Stock Option Plan.




                            SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Borough of Wexford, Commonwealth of Pennsylvania,
on the  16   day of April, 1997.

                           SMT HEALTH SERVICES INC.
                           (Registrant)


                           By:    /s/ Jeff D. Bergman

                           Jeff D. Bergman, Chairman, Chief
                           Executive Officer and President

                           POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signatures" constitutes and appoints Jeff D. Bergman, Daniel Dickman and David A. Zynn, or any of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, please and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signatures                   Title                    Date

__/s/ Jeff D. Bergman____     Chairman, Chief Executive      April 23, 1997
   Jeff D. Bergman              Officer and President

__/s/ David A. Zynn______     Chief Financial Officer        April 23, 1997
   David A. Zynn              and Chief Accounting Officer

__/s/ Daniel Dickman_____     Executive Vice President       April 23, 1997
   Daniel Dickman               and Director

__/s/ Alan Novich________     Director                       April 23, 1997
   Alan Novich

__/s/ Gerald Cohn________     Director                       April 23, 1997
   Gerald Cohn

__/s/ David J. Malone____     Director                       April 23, 1997
   David J. Malone




EXHIBIT INDEX


Exhibit No.                                            Sequential Page Number
                                                            or Reference

5.1    Opinion of Buchanan Ingersoll Professional
       Corporation as to the legality of the
       securities being registered                       Filed herewith.


23.1   Consent of Independent Public Accountant          Filed herewith.

23.2   Consent of Buchanan Ingersoll Professional
       Corporation                                       Contained in Opinion
                                                         filed as Exhibit 5.1










                                                                  Exhibit 5.1

                                April 23, 1997


Board of Directors
SMT Health Services Inc.
10521 Perry Highway
Wexford, PA  15090

Gentlemen:

     We have acted as counsel to SMT Health Services Inc., a Delaware corporation (the "Corporation"), in connection with the proposed issuance by the Corporation of an additional 337,050 shares of the Corporation's common stock, par value $.01 per share (the "Common Stock"), pursuant to the terms of the 1991 Employee Stock Option Plan (the "Plan").

     In connection with such proposed issuance, we have examined the Plan, the Certificate of Incorporation of the Corporation, as amended and restated, the minutes of the proceedings of the Corporation, the Registration Statement on Form S-8 covering the issuance of the shares, and such other documents, records, certificates of public officials, statutes and decisions as we consider necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to those original documents of all documents submitted to us as certified or photostatic copies.

     Based on the foregoing, we are of the opinion that when the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and when the Common Stock has been duly issued and delivered pursuant to the terms of the Plan, such shares of Common Stock will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                           BUCHANAN INGERSOLL
                           PROFESSIONAL CORPORATION
                           By:/s/  Ronald Basso




                                                                Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to incorporation by reference in the registration statement on Form S-8 of SMT Health Services Inc. of our report dated January 31, 1997, except as to Note 18 which is as of March 4, 1997, relating to the consolidated balance sheets of SMT Health Services Inc. and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of earnings, changes in stockholders equity, and cash flows for each of the years in the three year period ended December 31, 1996, and the related schedule, which report appears in the December 31, 1996 annual report on Form 10-K of SMT Health Services Inc.



KPMG Peat Marwick  LLP
Pittsburgh, Pennsylvania
April 23, 1997